                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [X]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HALIFAX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                               HALIFAX CORPORATION
                              5250 Cherokee Avenue
                           Alexandria, Virginia 22312


                        --------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholders:

           You are cordially invited to attend the Annual Meeting of Halifax Shareholders which will be held on Thursday, September 20, 2001 at 2:00 p.m. local time at Halifax Corporation, Alexandria, VA 22312.

           In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

           We encourage your attendance and look forward to seeing you at the meeting, but whether or not you plan to attend, your vote is very important to us. Information about voting procedures can be found in the proxy statement and on the stub portion of the enclosed proxy card. Please return a signed proxy card so that you can be sure your shares will be properly voted.


                                         Sincerely,



                                         Charles L. McNew
                                         President and Chief Executive Officer

August 15, 2001

                               HALIFAX CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 20, 2001


To the Shareholders of Halifax Corporation:

           NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held at, Halifax Corporation, 5250 Cherokee Avenue, Alexandria, VA 22312 on Thursday, September 20, 2001, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

        1.  Election of six (6) directors for the ensuing year.

        2. Ratification of the Board of Directors' appointment of Deloitte & Touche LLP Certified Public Accountants, as the Company's independent auditors for the fiscal year ending March 31, 2002.

        3. Transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 9, 2001 are entitled to vote. Your vote is important regardless of the number of shares that you own. Kindly sign, date and return the enclosed proxy card.


                                         By Order of the Board of Directors



                                         Ernest L. Ruffner
                                         Secretary

                               HALIFAX CORPORATION
                              5250 CHEROKEE AVENUE
                           ALEXANDRIA, VIRGINIA 22312



                                 PROXY STATEMENT


           The Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held on September 20, 2001 at Halifax Corporation, 5250 Cherokee Avenue, Alexandria, Virginia 22312, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below.

           The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

           The cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit Proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of Proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

           The Proxy may be revoked by the person giving it at any time before it has been voted by delivering written notice to the Company or by delivering a later dated Proxy.

           Unless instructed to the contrary on the Proxy, each Proxy will be voted for the persons named below in the election of directors to the Company's Board of Directors; for ratification of the appointment of Deloitte & Touche LLP, Certified Public Accountants, to be the Company's independent auditors for fiscal 2002; and with respect to such other matters which may properly come before the Annual Meeting. The persons named as proxy holders will exercise their best judgment with respect to such other matters. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matters. Management knows of no other matters to come before the Annual Meeting at this time.

                       SHARES OUTSTANDING AND VOTING RIGHT

           Shareholders of record at the close of business on August 9, 2001, will be entitled to notice of and vote at the Annual Meeting. On that date there were 2,023,436 shares of the Company's Common Stock outstanding. The holders of these shares are entitled to one vote per share.

           Under the rules of the American Stock Exchange (AMEX) brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as "broker non-votes", and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a director has been elected or whether a proposal has been approved by the shareholders.

           Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

                              ELECTION OF DIRECTORS

           The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at six.

           It is, therefore, proposed to elect a Board of Directors of six persons to serve until the next annual meeting of Shareholders or until the election and qualification of their respective successors. Unless authority is withheld, the proxies shall be voted for the election as directors of the following persons named below. All six nominees are now serving as directors. All six of the nominees have agreed to serve if elected.

           Management has no reason to believe that any nominee will not be available to serve, but if any nominee should be or become unable to serve, the shares represented by Management proxies will be voted, instead, for the election of another person recommended by the Board of Directors as a director.

           The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company:

            THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES:

                                   DATE FIRST     PRINCIPAL OCCUPATION AND
NOMINEE                    AGE       ELECTED      EMPLOYMENT; OTHER BACKGROUND
-------                    ---       -------      ----------------------------
Arch C. Scurlock           81         1973        Arch C. Scurlock, presently Chairman of the Board of
                                                  Directors, has been a Director of the Company since
                                                  1973. He has been President and a Director of Research
                                                  Industries Incorporated, a private investment company
                                                  since 1968. He served from 1969 to 1992 as Chairman of
                                                  the Board of TransTechnology Corporation, a
                                                  manufacturer of aerospace defense and other industrial
                                                  products.

Charles L. McNew           49         2000        Charles L. McNew joined the Company in July 1999 and
                                                  was appointed President and Chief Executive Officer
                                                  May 8, 2000. He had been acting President and CEO from
                                                  April 14, 2000 to May 7, 2000 and prior to that was
                                                  Executive Vice President and Chief Financial Officer.
                                                  Prior to joining the Company, from July 1994 through
                                                  July 1999 Mr. McNew was Chief Financial Officer and
                                                  later Chief Operating Officer of NumereX Corporation,
                                                  a public Company which develops and markets
                                                  communications and information products and services.

John H. Grover             73         1984        John H. Grover became a Director of the Company in
                                                  1984. He has served as Executive Vice President,
                                                  Treasurer and Director of Research Industries
                                                  Incorporated since 1968, and as a Director of
                                                  TransTechnology Corporation from 1969 to 1992.

Daniel R. Young            67         2001        Daniel R. Young became a Director of the Company in
                                                  March 2001. Mr. Young, former Vice Chairman and Chief
                                                  Executive Officer of Federal Data Corporation (FDC),
                                                  retired recently after having served the company in
                                                  various executive capacities for more than two
                                                  decades. He joined FDC in 1976 as the Executive Vice
                                                  President, and in 1985, was elected President and
                                                  Chief Operating Officer. Following the acquisition in
                                                  1995 of FDC by The Carlyle Group, Mr. Young assumed
                                                  the position of President and Chief Executive Officer.
                                                  In 1998, he was elected Vice Chairman of the Board of
                                                  Directors. Before joining FDC, Mr. Young was an
                                                  executive with Data Transmission Company. He
                                                  ultimately became Executive Vice President, and, prior
                                                  to that, held various engineering, sales and
                                                  management positions at Texas Instruments, Inc. He
                                                  also served in the U.S. Navy as a sea officer. Mr.
                                                  Young is a graduate of the University of Texas where
                                                  he earned a B.S. Degree in engineering and a J.D. from
                                                  the University of Texas School of Law.

John M. Toups              75       1993          John M. Toups served as President and CEO of Planning
                                                  Research Corporation (PRC) from 1978 to 1987. Prior to
                                                  that he served in various executive positions with
                                                  PRC. For a short period of time in 1990, he served as
                                                  interim Chairman of the Board and CEO of the National
                                                  Bank of Washington and Washington Bancorp and is
                                                  currently a Director of CACI International, Inc., an
                                                  information technology company, NVR, Inc. a home
                                                  builder company,  Thermatrix, Inc., an air emissions
                                                  control technology company, Andrulis Corporation, an
                                                  information systems company and GTSI, a reseller of
                                                  software/hardware company.



                                   DATE FIRST     PRINCIPAL OCCUPATION AND
NOMINEE                    AGE       ELECTED      EMPLOYMENT; OTHER BACKGROUND
-------                    ---       -------      ----------------------------
Thomas L. Hewitt           62    2000             Thomas L. Hewitt founded Federal Sources in December
                                                  of 1984, a market research and consulting firm, and
                                                  served as the Company's CEO until the recent sale of
                                                  the Company in 2000. Prior to founding Federal
                                                  Sources, Mr. Hewitt served as a Senior Vice President
                                                  of Kentron, an information technology professional
                                                  services company acquired by PRC, and held several
                                                  senior level positions at CSC, an information
                                                  technology systems integration company, including
                                                  President of the Infonet Government Systems Division
                                                  and VP of Program Development of the Systems Group.


                            OTHER EXECUTIVE OFFICERS

           In addition to Mr. McNew, the following persons serve as executive officers of the Company.

           Joseph Sciacca, age forty-eight, Vice President of Finance and Chief Financial Officer since May 2000. He was appointed Corporate Controller in December 2000 and provided consulting services to the Company prior thereto beginning in March 1999. From September 1996 through September 1998, he was Chief Financial Officer of On-Site Sourcing, a legal document management services firm. From 1994 through 1996 he was a principal in a tax and consulting firm.

           James L. May, age sixty-five, Vice President and General Manager, Computer Maintenance Division. Mr. May has been with Halifax since April 1, 1997. Prior to joining the Company, Mr. May was an independent Consultant from 1992 to 1997. Prior to that time Mr. May was a Vice President of Decision Data Corporation. Other positions held include Vice President, Bell Atlantic Corporation, Sorbus Service Division. He also was President and Chief Operating Officer for Beta Products Corporation. Mr. May has also served on the Board of Directors for Forney Special Products.

           Thomas J. Basile, age forty-seven, Vice President, Sales and Marketing since March 2001. Mr. Basile was vice president of sales for MATCOM, an information technology integration firm, from June 1998 to February 2001 where he established vertical market eBusiness solutions for health care, human resources and claims processing. He was director of consulting for FDC Technologies from March 1996 to June 1998, where he was responsible for the sales and delivery of various information systems. Earlier experience included marketing and sales positions with Anderson Consulting, Price Waterhouse Coopers, and Grant Thornton LLP.

           James L. Sherwood, IV, age fifty-nine, is Vice President, Contracts and Administration. He previously served as Vice President of the Company's Facilities Services Division. He has been with the Company and its subsidiaries since 1978.

           Robert Santmyer, age forty-one, Vice President since June 1999. Prior to joining Halifax, he was Vice President, Professional Services, Dictaphone Corporation from September 1998 to June 1999. Other positions held were General Manager, DCX Systems LTD, a subsidiary of NumereX Corporation from February 1997 until September 1998; and from April 1989 until February 1997 Vice President, Professional Services, MAXM Systems Corporation.

                         BOARD OF DIRECTORS; COMMITTEES

           During the year ended March 31, 2001, the Board of Directors held six meetings. During that year, all members who were directors at the time attended all of the meetings held by the Board and by each committee of the Board of which he was a member.

           Set forth below is certain information regarding certain existing committees of the Board of Directors:

               Audit Committee. The Audit Committee reviews the results of, and the suggestions provided in connection with, the Company's annual audit by its independent auditors; reviews internal audit and other accounting procedures established by management; and considers the scope of the audit and non-audit services provided by the Company's independent public accountants, including the fees charged for those services, and recommends to the Board the appointment of the Company's independent auditors. The committee's current members are Messrs. Grover and Toups. All members of the committee are independent directors. The company has adopted the Halifax audit charter under the guidelines promulgated by the SEC. During the year ended March 31, 2001, the committee held one meeting.

               Compensation and Incentive Committee. The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 2001, the committee held two meetings.

               Nominating Committee. The Nominating Committee was created for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The current committee members are Messrs. Grover and Scurlock. During the year ended March 31, 2001, the committee held one meeting.

               AUDIT COMMITTEE REPORT

               In June, 2001, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent auditors, on June 12, 2001, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and a confirming letter from Deloitte & Touche LLP regarding its independence and discussed with Deloitte & Touche its independence. Based upon the review and discussions referred to above, the Audit Committee recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the Year ended March 31, 2001.

               The Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

               AUDIT COMMITTEE:

               /s/ John H. Grover
               ------------------
               /s/ John M. Toups
               ------------------

                PRINCIPAL SHAREHOLDERS AND DIRECTORS AND OFFICERS

           The following table sets forth as of June 30, 2001 (1) the number of shares of the Company's common stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding (2) the number of shares owned by each director and officer of the Company and (3) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

NAME OF                                       AMOUNT AND NATURE OF
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP          PERCENT
----------------                              --------------------          -------
Research Industries Incorporated (1)(3)(4)               715,780            35.4
  123 North Pitt Street
  Alexandria, Virginia 22314

Arch C. Scurlock (1)(2)                                  724,280(5)         35.8
  123 North Pitt Street
 Alexandria, Virginia 22314

John H. Grover (3)                                        10,000(5)          0.5
   123 North Pitt Street
   Alexandria, Virginia 22314

John M. Toups                                             13,000(5)          0.7
   5250 Cherokee Avenue
   Alexandria, Virginia 22312

Thomas L. Hewitt                                           1,750(5)          0.1
    5250 Cherokee Avenue
    Alexandria, VA 22312

Daniel R. Young                                            1,000(5)          0.1
    5250 Cherokee Avenue
    Alexandria, VA 22312

Ernest L. Ruffner(10)                                      7,150             0.3
     5250 Cherokee Avenue
     Alexandria, VA 22312

Alvin E. Nashman(7)                                        5,000(5)          0.3
    5250 Cherokee Avenue
    Alexandria, VA 22312

Charles L. McNew(6)                                       39,333             2.0
    5250 Cherokee Avenue
    Alexandria, VA 22312

James L. May(6)                                            5,000             0.3
    5250 Cherokee Avenue
    Alexandria, VA 22312

James L. Sherwood IV(6)                                    8,475             0.5
    5250 Cherokee Avenue
    Alexandria, VA 22312

NAME OF                                       AMOUNT AND NATURE OF
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP          PERCENT
----------------                              --------------------          -------

Joseph  Sciacca(6)                                        21,767             1.1
     5250 Cherokee Avenue
     Alexandria, VA 22312

Robert V. Santmyer(6)                                     16,667             0.9
    5250 Cherokee Avenue
    Alexandria, VA 22312

Melvin L. Schuler(9)                                      11,600             0.6
    5250 Cherokee Avenue
    Alexandria, VA 22312

John J. Reis(8)                                                0               *

All officers and directors as a
    group, including the above (14) persons              865,022            42.4

  *   Less than 1%

(1) Research Industries Incorporated is 93% owned by Arch C. Scurlock, Chairman of the Company's Board of Directors. Dr. Scurlock is also President and a director of Research Industries Incorporated.
(2)   Includes 715,780 shares owned by Research Industries Incorporated.
(3) Mr. Grover is also a greater than 5% owner, a director and Executive Vice President and Treasurer of Research Industries Incorporated.
(4) Research Industries Incorporated owns $2 million face amount of the Company's 7% Convertible Subordinated Debenture dated January 27, 1998 and $690,000, $310,000, $500,000 and $500,000 face amount of the Company's
      Promissory Notes dated October 8, 1998, October 13, 1998, November 2, 1998 and November 5, 1998, respectively.
(5) Includes options to purchase Common Stock under the Non-Employee Director Stock Option Plan as follows: Arch C. Scurlock - 8,500; John H. Grover - 8,500; John M. Toups - 8,500; Thomas L. Hewitt - 1,750; Daniel R. Young - 1,000 and Alvin E. Nashman - 5,000.
(6) Includes options to purchase Common Stock under the Employee Stock Option Plan as follows: Charles L. McNew - 38,333; Joseph Sciacca - 21,767; Melvin L. Schuler - 4,750; Robert V. Santmyer - 16,667; James L. Sherwood IV - 6,250 and James L. May - 5,000.
(7)   Mr. Nashman resigned from the Board on August 24, 2000.
(8)   Mr. Reis' employment with the Company ceased April 2000.
(9)   Mr. Schuler's employment with the Company ceased on July 6, 2001.
(10) Mr. Ruffner retired from the Board of Directors in December 1999. He continues to serve as Corporate Secretary.

                             EXECUTIVE COMPENSATION
               REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

           The overall philosophy regarding compensation of the Company's executive officers continues to be based upon the concept that in order to achieve the Company's objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive's total compensation is related directly to performance resulting in the interest of the Company's executives being in parallel with the interest of its shareholders.

           The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive marketplace.

           The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular positions. Reviewed annually, base salaries are related indirectly to the Company's performance and marginally related to the cost of living.

           Mr. McNew was appointed President and CEO effective May 8, 2000 at an annual salary of $200,000. Mr. McNew's appointment was based on a thorough search by a committee of the Board, which considered candidate qualifications and competitive salaries. Prior to that, Mr. McNew served as Executive Vice President of Halifax from July 1999 and Chief Financial Officer from September 1999.

           On March 1, 1999, John Reis was appointed President and CEO. Mr. Reis' appointment was based on a thorough search by a committee of the Board, which considered candidate qualifications and competitive salaries. Mr. Reis' salary was $200,000 annually, effective March 1, 1999. Mr. Reis resigned from his position effective April 14, 2000.

           The second component of the executive compensation program is incentive compensation related to the achievement of business plan objectives. The business plan and related objectives are reviewed and approved by the Board of Directors. Executives who qualify under the program are monetarily awarded if specific objectives are achieved and can be further rewarded, based upon a formula calculation if assigned objectives are exceeded. Mr. McNew earned incentive compensation of $30,000 for the fiscal year ended March 31, 2001. For the fiscal year ended March 31, 2002, Mr. McNew may qualify for incentive compensation which could total $100,000 or more based on the achievement of certain objectives.

           The final component of the executive compensation program is the 1994 Key Employee Stock Option Plan ("Plan") which was adopted and approved by the Company's shareholders at the 1994 annual meeting and is for the benefit of the Company's key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. On October 5, 1999 and May 18, 2000 Mr. McNew was granted 45,000 and 25,000 options, respectively, to acquire the Company's common stock at exercise prices of $5.75 and $5.50 per share, respectively.

           No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Arch C. Scurlock            John M. Toups               John H. Grover

                           SUMMARY COMPENSATION TABLE

The following table sets forth information relating to the Chief Executive Officers and other officers whose compensation exceeded $100,000 serving except as otherwise indicated at the close of the fiscal year ended March 31, 2001 for services rendered in all capacities during the fiscal years ended March 31, 2001, 2000, and 1999.

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                 Long-Term Compensation
                                                        -------------------                 ----------------------
                                                                                                    Payouts
                                                                                                    -------
                                                                         Other Annual
                                                                            Compen-          Options           All Other
                                               Salary         Bonus          sation            SARs           Compensation
                                   Year          ($)           ($)           ($)(1)             (#)              ($)(2)
                                   ----        -------      --------      -----------        ---------       --------------
  Charles L. McNew(3)              2001          200,000        30,000           925(1)            25,000            1,160
                                   2000          100,451       100,000              925            45,000            1,962

  John J. Reis(4)                  2001           18,328             -           50,000                 -              676
  Former CEO/President             2000          201,247       150,000              675            25,000            5,948
                                   1999           11,539             -                -            50,000                -

  Howard C. Mills(5)               2001                -             -           50,000                 -                -
  Former CEO/President             2000           38,777             -           52,958                 -            1,307
                                   1999          172,603             -            4,697                 -           22,900

  Joseph Sciacca                   2001          130,931        22,000                -            25,000            7,017

  James L. May                     2001          133,396         5,325                -            10,000            6,225

  James L. Sherwood, IV            2001          127,945         6,000                -                 -            7,156
                                   2000          113,543         6,000                -             5,000            2,390
                                   1999          111,348         3,220                -             5,000            9,453

  Robert V. Santmyer               2001          154,988        28,000                -                 -            5,129
                                   2000          118,466        35,000                -            25,000                -

  Melvin L. Schuler                2001          124,961             -                -                 -            6,904
                                   2000          110,921         6,243                -             5,000            2,502
                                   1999          108,764             -                -             3,000            2,443

  James C. Dobrowolski             2001           22,612         6,000                -                 -            1,673
                                   2000          117,903             -                -                 -            2,358
                                   1999          113,659         6,864            2,400             8,000            2,130

(1)   Value of Company furnished auto.
(2)   Amounts contributed to officer under 401(k) plan, and insurance plans.
(3)   Mr. McNew's annual base salary is $200,000.
(4)   Mr. Reis' employment with the Company ceased effective April 2000.
(5) Mr. Mills retired from the Company effective April 1, 1999. The Company entered into a consulting agreement with Mr. Mills whereby he provides certain advisory services. The Agreement is for a term of ten years commencing April 1, 1999 and ending March 31, 2009. Mr. Mills receives $50,000 per year, payable monthly, in exchange for his services.

                              DIRECTOR COMPENSATION

           Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 2001 Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended. Each Director is granted 5,000 options on the date of their initial election and up to 2,000 options on each annual reelection by the stockholders as a Director of the Company.


                        OPTION GRANTS IN FISCAL YEAR 2001

1994 STOCK OPTION PLAN



                                                                                          Potential Realizable Value at
                                            Percent Total                                 Assured Annual Rates of Stock
                                           Options Granted     Exercise                   Price Appreciation for Option
                                Options     to Employees in    or Base    Expiration                   Term(2)
NAME                           Granted(1)     Fiscal Year      Price($)      Date         ------------------------------
----                           ----------     -----------      --------      ----            5%($)            10%($)
----                                                                                         -----            ------
Charles L. McNew                 25,000            18.1          5.50        5/2005          37,989          83,945
CEO/President

Joseph Sciacca                   15,000            11.1          5.50        5/2005          22,793          50,367
Chief Financial Officer


Thomas J. Basile                 45,000            33.5          3.55        2/2006          44,135          97,529
Vice President

(1)   On May 18, 2000, options were granted to the following individuals:
      Charles McNew (25,000) and Joseph Sciacca (15,000). On February 12, 2001, options were granted to the following individual: Thomas Basile (45,000).

(2) Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

SEVERANCE ARRANGEMENTS

          On May 8, 2000, the Company entered into an Executive Severance Agreement ("Agreement") with Mr. McNew in recognition of his position of high responsibility and authority. The Agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or "for cause," as defined therein. Except in connection with a change of control event, termination for any other reason results in compensation equal to twelve (12) months salary. In the event of termination within one year after a change in control, Mr. McNew would receive compensation equal to twenty-four months salary subject to statutory limitations.

         In addition, the Company and Mr. McNew entered into a letter agreement dated March 31, 2001 pursuant to which the Company, in consideration of Mr. McNew's continued employment with the Company through March 31, 2002, agreed to pay to Mr. McNew $100,000 as a severance payment. This payment is based upon the Executive's current base salary rate and will be paid on normal payroll payment dates. In addition, the Company will be provided with at least 90 days' notice prior to March 31, 2002, in the event Mr. McNew decides to terminate employment with the Company as of March 31, 2002.



 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


                                                    Percent Total                                     Potential Realizable Value at
                                                  Options Granted    Exercise                         Assured Annual Rates of Stock
                                  Options         to Employees in    or Base       Expiration         Price Appreciation for Option
NAME                              Granted           Fiscal Year      Price($)         Date                        Term(1)
----                              -------           -----------      --------         ----             ---------------------------
                                                                                                         5%($)             10%($)
                                                                                                         -----             ------
Arch C. Scurlock                   2,000                1.4            7.06           4/2010              8,880             22.504
Chairman of the Board

John H. Grover                     2,000                1.4            7.06           4/2010              8,880             22,504
Director

John M. Toups                      2,000                1.4            7.06           4/2010              8,880             22,504
Director


Thomas L. Hewitt                   5,000                3.5            7.06           4/2010             27,199             56,259
Director

Daniel R. Young                    5,000                3.5            2.45           3/2011              7,704             19,523
Director

Alvin E. Nashman(2)                2,000                1.4            7.06           4/2010              8,880             22,504

(1) Discloses the potential reliable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

(2)   Alvin Nashman resigned from the board on August 24, 2000.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END VALUES OF UNEXERCISED OPTIONS



                                                                      Number of Unexercised          Value of Unexercised In-The-
                                  Shares                                Options at Year-End          ----------------------------
                                  Acquired on       Value ($)     ------------------------------     Money Options at Year-end
Name                              Exercise(#)       Realized      Exercisable      Unexercisable   Exercisable     Unexercisable
----                              -----------       --------      -----------      -------------   -----------     -------------
Arch C. Scurlock                          0             0          7,000              2,000            0                  0
Chairman of the Board

John H. Grover                            0             0          7,000              2,000            0                  0
Director

John M. Toups                             0             0          7,000              2,000            0                  0
Director

Thomas L. Hewitt                          0             0            750              4,250            0                  0
Director

Daniel R. Young                           0             0              0              5,000            0                  0
Director

Alvin E. Nashman                          0             0          5,000                  0            0                  0
Director

Charles L. McNew                          0             0         15,000             55,000            0                  0
President & CEO

Joseph Sciacca                            0             0          3,000             22,000            0                  0
Chief Financial Officer

Ernest L. Ruffner                         0             0          6,500                500            0                  0
Secretary

James L. May                              0             0          2,500              7,500            0                  0
Vice President, Operations

Robert V. Santmyer                        0             0          8,333             16,607            0                  0
Vice President, Technology

James L. Sherwood, IV                     0             0          6,750             13,000            0                  0
Vice President, Contracts

Melvin L. Schuler                         0             0          7,250              5,250            0                  0
Vice President, Communications

James C. Dobrowolski                  3,600         2,862              0                  0            0                  0
Vice President

                     PERFORMANCE GRAPH--SHAREHOLDERS RETURN

                     Set forth below is a graph comparing the cumulative return of Halifax Corporation, the Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500") and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1994 and a reinvestment of dividends in Halifax Corporation and each of the companies reported in the indices through March 31, 2001 (the end of the Company's fiscal year).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG HALIFAX CORP, THE S&P 500 INDEX,
                     AND THE S&P TECHNOLOGY SECTOR INDEX


                                    [GRAPH]

$100 INVESTED ON 3/31/96 IN STOCK OR INDEX.
INCLUDING REINVESTMENT OF DIVIDENDS
FISCAL YEAR ENDING MARCH 31.

                                                CUMULATIVE TOTAL RETURN
                               -------------------------------------------------------
                                  3/96     3/97      3/98      3/99      3/00     3/01
HALIFAX CORPORATION              100.00   251.67     206.77    172.18    166.45   58.31
S & P 500                        100.00   119.82     177.34    210.07    247.77  194.06
S & P TECHNOLOGY SECTOR          100.00   135.19     204.31    327.74    580.25  231.82

                          TRANSACTIONS WITH MANAGEMENT

            The Company on May 8, 2000 entered into an Executive Severance Agreement ("Agreement") with Mr. McNew in recognition of his position of high responsibility and authority. The Agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or "for cause," as defined therein. Except in connection with a change of control event termination for any other reason results in compensation equal to twelve (12) months salary. In the event of termination within one (1) year after a change in control Mr. McNew would receive compensation equal to twenty-four (24) months salary subject to statutory limitations.

           In addition, the Company and Executive entered into a letter agreement dated March 31, 2001 pursuant to which the Company, in consideration of Executive's continued employment with the Company through March 31, 2002, agreed to pay to Executive $100,000 as a severance payment. This payment is based upon the Executive's current base salary rate and will be paid on normal payroll payment dates. In addition, Executive agrees to provide the Company with at least 90 days' notice prior to March 31, 2002, in the event Executive decides to terminate employment with the Company as of March 31, 2002.

           Mr. Ruffner receives $1,500 per month for serving as Corporate Secretary. Under a Consulting Agreement with the Company, Mr. Mills, a former CEO, received $50,000 in fees during the year ended March 31, 2001.


RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, subject to the ratification of such appointment by the Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 2002. Deloitte & Touche LLP served as the Company's independent accountants for the year ended March 31, 2001. The Audit Committee has recommended approval of Deloitte Touche LLP as independent accountants to the Board of Directors.

           Ernst & Young LLP (the "Former Accountants") resigned as the independent accountants for Halifax Corporation (the "Company") on October 19, 1999.

           No report prepared by the Former Accountants on the consolidated financial position of the Company at March 31, 1999 and 1998, and the consolidated results of operations and its cash flows of each of the three years in the period ended March 31, 1999, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

           In connection with the audit conducted by the Former Accountants for the fiscal year ended March 31, 1999, which was concluded on September 7, 1999, and which included the consolidated balance sheets of the Company as of March 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended March 31, 1999, there were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements for those years.

           The fiscal year 1999 audit was completed on September 7, 1999 with the issuance, by the Former Accountants, of a clean opinion as presented in the Company's Form 10-K which was filed with the SEC on September 9, 1999.

           The Company is advised that no member of the Former Accountants had and Deloitte & Touche LLP has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Deloitte & Touche LLP will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that all of these filing requirements were satisfied by its officers and directors and by the other beneficial owners of more than 10% of the Company's Common Stock. On making the foregoing statements, the Company has relied upon copies of the reporting forms received by it and certain written representations.

                             SHAREHOLDERS' PROPOSALS

           Pursuant to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2002 Annual Meeting of Stockholders (the "2002 Meeting") will be June 30, 2002. As to all such matters which the Company does not have notice on or prior to June 30, 2002, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2002 Meeting to vote on such proposal. A shareholder proposal regarding the 2002 Meeting must be submitted to the Company at its office located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, by April 17, 2002 to receive consideration for inclusion in the Company's 2002 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                          TRANSFER AGENT AND REGISTRAR

           The American Stock Transfer & Trust Company, is the Company's transfer agent and registrar.

                                  OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.

                                    FORM 10-K

           THE ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2001, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS, SHOULD THEY SO DESIRE, MAY OBTAIN A COPY OF THE FORM 10-K WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, FROM THE COMPANY BY WRITTEN REQUEST WHICH SHOULD BE MADE TO HALIFAX CORPORATION, 5250 CHEROKEE AVENUE, ALEXANDRIA, VIRGINIA 22312, ATTENTION: CORPORATE SECRETARY.


                                         By Order of the Board of Directors



                                         Ernest L. Ruffner
                                         Secretary

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                             HALIFAX CORPORATION

                              SEPTEMBER 20, 2001


             \/ Please Detach and Mail in the Envelope Provided \/



A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.




              FOR ALL NOMINEES          WITHHOLD AUTHORITY
              listed at right            to vote for all
          (except as marked to the      nominees listed at
              contrary below)                 right
                                                                                                             FOR   AGAINST  ABSTAIN

1. Election of     [  ]                        [  ]              2. Proposal to ratify Deloitte & Touche,    [ ]     [ ]       [ ]
   Directors                                                        LLP as Independent Public Accountants
                                                                    of the Company for the fiscal year
                                    NOMINEES: Arch C. Scurlock      ending March 31, 2002.
                                              John H. Grover
INSTRUCTION: To withhold authority to        Charles L. McNew   3. In their discretion, upon such other
vote for any individual nominee, strike       Daniel R. Young       matters as properly may come before
a line through the nominee's name in the      John M. Toups         the meeting.
list at right.                                Thomas L. Hewitt
                                                                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                 VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                 UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
                                                                 MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
                                                                 1 AND 2.

                                                                 The undersigned acknowledges receipt with this
                                                                 Proxy a copy of the Proxy Statement for the Annual
                                                                 Meeting of Shareholders to be held September 20, 2001.

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                 USING THE ENCLOSED ENVELOPE.

                                                                   PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING     [ ]













---------------------------------             ------------------------------------      --------------------------
   Signature of Shareholder                         Signature, if held jointly           Dated          , 2001


IMPORTANT: Please date this proxy and sign exactly as your name(s) appear on the Company records. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others, signing in a representative capacity, please give full title. If a corporation, please sign in full corporation name by president or other authorized officer.

PROXY                         HALIFAX CORPORATION                        PROXY
                             5250 CHEROKEE AVENUE
                          ALEXANDRIA, VIRGINIA 22312
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 20, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Ernest L. Ruffner and Joseph Sciacca or either of them, as proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation to be held on September 20, 2001 and at any adjournment thereof.


                       (TO BE SIGNED ON REVERSE SIDE)